Exhibit 23.2

NOTICE OF INABILITY TO OBTAIN CONSENT FROM ARTHUR ANDERSEN & CO.

Peak International Limited and its subsidiaries (Peak) have not received the consent of Arthur Andersen & Co. to the incorporation by reference of its report on the financial statements and financial statement schedule of Peak for the period ended March 31, 2002 into the following registration statements with the Securities and Exchange Commission under the Securities Act of 1933: Registration Statement Nos. 333-42319, 333-60161, 333-30414, 333-52098, 333-110462 and 333-110461 on Form S-8.

Peak has dispensed with the requirement to file Arthur Andersen & Co.’s consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen & Co. has not consented to the incorporation by reference of their report into Peak International Limited’s registration statements under the Securities Act of 1933, you will not be able to recover against Arthur Andersen & Co. under Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements or financial statement schedule audited by Arthur Andersen & Co. or any omissions to state a material fact required to be stated therein.